Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Fourth Fiscal Quarter and Fiscal Year 2017 Results

SAN JOSE, Calif.— February 15, 2018—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), the leading provider of process-design integration technologies to enhance integrated circuit (IC) manufacturability, today announced financial results for its fourth fiscal quarter and fiscal year ended December 31, 2017.

Total revenues for the fourth fiscal quarter of 2017 were $26.8 million, up 1% from $26.5 million for the third fiscal quarter of 2017 and down 6% from $28.4 million for the fourth fiscal quarter of 2016. Design-to-silicon-yield solutions revenue for the fourth fiscal quarter of 2017 was $19.0 million, down 1% from $19.2 million for the third fiscal quarter of 2017 and down 2% from $19.5 million for the fourth fiscal quarter of 2016. Gainshare performance incentives revenue for the fourth fiscal quarter of 2017 was $7.8 million, up 7% from $7.3 million for the third fiscal quarter of 2017 and down 13% from $9.0 million for the fourth quarter of 2016.

Total revenues for the fiscal year ended December 31, 2017, were $101.9 million, down 5% when compared with total revenues of $107.5 million for the fiscal year ended December 31, 2016. Design-to-silicon-yield solutions revenue for the fiscal year ended December 31, 2017, was $74.4 million, down 4% when compared with Design-to-silicon-yield solutions revenues of $77.2 million for the fiscal year ended December 31, 2016. Gainshare performance incentives revenue for the fiscal year ended December 31, 2017, was $27.4 million, down 9% when compared with Gainshare performance incentives revenue of $30.3 million for the fiscal year ended December 31, 2016.

On a GAAP basis, net loss for the fourth fiscal quarter of 2017 was $2.6 million, or $0.08 per basic and diluted share, compared to net income of $0.6 million, or $0.02 per basic and diluted share, for the third fiscal quarter of 2017, and compared to net income of $2.9 million, or $0.09 per basic and diluted share, for the fourth fiscal quarter of 2016. Net loss for the fiscal year ended December 31, 2017, was $1.3 million, or 0.04 per basic and diluted share, compared to net income of $9.1 million, or $0.29 per basic and $0.28 per diluted share, for the fiscal year ended December 31, 2016.

Cash and cash equivalents at December 31, 2017, were $101.3 million, compared to $116.8 million at December 31, 2016.

Non-GAAP net income for the fourth fiscal quarter of 2017 was $4.2 million, or $0.13 per diluted share, compared to $3.6 million, or $0.11 per diluted share, for the third fiscal quarter of 2017, and compared to $5.6 million, or $0.17 per diluted share, for the fourth fiscal quarter of 2016. Non-GAAP net income for the fiscal year ended December 31, 2017, was $13.0 million, or $0.39 per diluted share, compared to non-GAAP net income of $21.5 million, or $0.66 per diluted share, for the fiscal year ended December 31, 2016. EBITDAR for the fourth quarter of 2017 was $5.5 million, compared to $5.1 million for the third fiscal quarter of 2017 and compared to $7.4 million for the fourth fiscal quarter of 2016. EBITDAR for the fiscal year ended December 31, 2017, was $17.8 million, compared to $28.3 million for the fiscal year ended December 31, 2016.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/webcasts. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Fourth Quarter and Fiscal Year 2017 Financial Commentary Available Online

A Management Report reviewing the Company’s fourth quarter and fiscal year 2017 financial results, as well as providing updated first quarter 2018 financial outlook, will be furnished to the SEC on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items (including severance payments), stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. EBITDAR is calculated by taking GAAP net income, adding back the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangibles, depreciation expense and income tax provision (benefit). These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The statements made on the planned conference call regarding the Company's future expected business performance and financial results are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes at Gainshare-covered facilities; cost and schedule of new product development; continued adoption of the Company's solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2016, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions enables customers to reduce the time to market of integrated circuits (“ICs”), lower the cost of IC design and manufacturing and improve both quality and profitability. The Company has developed proprietary hardware and software and provides services that target the entire systems value chain, which is a term we use that means the activities from technology development and the design of a semiconductor product through volume manufacturing of devices and subsequent system assembly and test.

PDF Solutions’ products and services consist of proprietary test structures and electrical test systems, physical intellectual property, enterprise platform software and professional services. The Company’s Characterization Vehicle® (CV®) electrical test chip infrastructure provides core modeling capabilities, and is used by more leading manufacturers than any other test chips in the industry. The Design-for-Inspection™ solution includes the proprietary eProbe® e-beam tool and extends the Company’s electrical characterization technologies into the e-beam measurement of extremely dense test structures, or DFI™ cells, across an entire fabrication process. Proprietary Template™ layout patterns for standard cell libraries optimize area, performance, and manufacturability for designing IC products. The Exensio® platform for big data unlocks relevant, actionable information buried in wafer fabrication, process control and test data through key components: Exensio® -Yield, Exensio® -Control, Exensio® -Test, Exensio® -ALPS, and Exensio® -Char. The Exensio® platform is available either on-premise or via software as a service (SaaS).

Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. PDF Solutions is listed on The NASDAQ National Market under the ticker symbol PDFS. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, Exensio, eProbe, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. ALPS, Design-for-Inspection, DFI, and Template are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$101,267	$116,787
Accounts receivable, net	57,564	48,157
Prepaid expenses and other current assets	5,069	5,335
Total current assets	163,900	170,279
Property and equipment, net	25,386	19,341
Goodwill	1,923	215
Intangible assets, net	6,074	4,223
Deferred tax assets	16,348	15,640
Other non-current assets	10,545	12,631
Total assets	$224,176	$222,329

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,536	$2,206
Accrued compensation and related benefits	6,493	5,959
Accrued and other current liabilities	2,628	2,080
Deferred revenues - current portion	8,115	8,189
Billings in excess of recognized revenue	-	88
Total current liabilities	19,772	18,522
Long-term income taxes payable	3,902	3,354
Other non-current liabilities	2,134	1,650
Total liabilities	25,808	23,526

Stockholders’ equity:
Common stock and additional paid-in-capital	297,955	281,428
Treasury stock at cost	(71,793)	(54,882)
Accumulated deficit	(27,089)	(25,752)
Accumulated other comprehensive loss	(705)	(1,991)
Total stockholders’ equity	198,368	198,803
Total liabilities and stockholders’ equity	$224,176	$222,329

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Twelve months ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016

Revenues:
Design-to-silicon-yield solutions	$19,010	$19,229	$19,458	$74,436	$77,162
Gainshare performance incentives	7,766	7,288	8,975	27,435	30,299
Total revenues	26,776	26,517	28,433	101,871	107,461

Costs of Design-to-silicon-yield solutions:
Direct costs of Design-to-silicon-yield solutions	12,137	12,295	12,040	47,050	44,074
Amortization of acquired technology	144	136	96	471	374
Total costs of Design-to-silicon-yield solutions	12,281	12,431	12,136	47,521	44,448
Gross profit	14,495	14,086	16,297	54,350	63,013

Operating expenses:
Research and development	7,646	7,875	7,171	30,078	27,559
Selling, general and administrative	5,909	5,680	6,290	23,684	22,056
Amortization of other acquired intangible assets	107	107	92	398	432
Total operating expenses	13,662	13,662	13,553	54,160	50,047

Income from operations	833	424	2,744	190	12,966
Interest and other income (expense), net	42	(104)	378	(264)	(10)
Income (loss) before income taxes	875	320	3,122	(74)	12,956
Income tax provision (benefit)	3,509	(270)	197	1,263	3,853
Net income (loss)	$(2,634)	$590	$2,925	$(1,337)	$9,103

Net income (loss) per share:
Basic	$(0.08)	$0.02	$0.09	$(0.04)	$0.29
Diluted	$(0.08)	$0.02	$0.09	$(0.04)	$0.28

Weighted average common shares:
Basic	31,971	32,078	31,636	32,038	31,373
Diluted	31,971	32,969	33,293	32,038	32,431

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Twelve months ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016 (1)	2017	2016 (1)
GAAP net income (loss)	$(2,634)	$590	$2,925	$(1,337)	$9,103
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	3,073	2,949	3,067	11,810	11,002
Amortization of acquired technology	144	136	96	471	374
Amortization of other acquired intangible assets	107	107	92	398	432
Non-recurring severance payment (2)	30	370	-	400	-
Adjustment for Non-Cash items in Income Tax Expense	3,181	817	1,454	5,831	5,362
Tax Adjustment for Non-GAAP items	263	(1,407)	(2,041)	(4,600)	(4,804)
Non-GAAP net income	$4,164	$3,562	$5,593	$12,973	$21,469

GAAP net income (loss) per diluted share	$(0.08)	$0.02	$0.09	$(0.04)	$0.28
Non-GAAP net income per diluted share	$0.13	$0.11	$0.17	$0.39	$0.66

Shares used in diluted shares calculation	32,866	32,969	33,293	33,204	32,431

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME TO EBITDAR (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Twelve months ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016 (1)	2017	2016 (1)

GAAP net income (loss)	$(2,634)	$590	$2,925	$(1,337)	$9,103
Adjustments to reconcile GAAP net income to EBITDAR:
Stock-based compensation expense	3,073	2,949	3,067	11,810	11,002
Amortization of acquired technology	144	136	96	471	374
Amortization of other acquired intangible assets	107	107	92	398	432
Non-recurring severance payment (2)	30	370	-	400	-
Depreciation expense	1,241	1,262	1000	4,789	3,584
Income tax provision (benefit)	3,509	(270)	197	1,263	3,853
EBITDAR	$5,470	$5,144	$7,377	$17,794	$28,348

(1) The results for the period ended December 31, 2016 have been updated to exclude deferred revenue adjustments from Syntricity acquisition that were previously presented in the prior periods. As a result of this exclusion, non-GAAP net income per diluted share for the twelve months ended December 31, 2016 was changed from $0.67 per share to $0.66 per share. There was no change in the non-GAAP net income per diluted share for the three months ended December 31, 2016.

(2) These are non-recurring severance payments related to reduction in workforce. The Company is excluding these costs in order to provide better comparability between periods.